EXHIBIT 4.1


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                                SYSCO CORPORATION


                                       AND


                       WACHOVIA BANK, NATIONAL ASSOCIATION
             (Formerly First Union National Bank of North Carolina)

                                     Trustee

                             ----------------------


                          EIGHTH SUPPLEMENTAL INDENTURE

                         Dated as of September 22, 2005


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                           Supplementing the Indenture
                            dated as of June 15, 1995


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     EIGHTH SUPPLEMENTAL INDENTURE, dated as of the 22nd day of September, 2005, between SYSCO CORPORATION,  a corporation  organized and existing under the laws
of  the  State  of  Delaware  (the  "Company"),   and  WACHOVIA  BANK,  NATIONAL
ASSOCIATION (formerly First Union National Bank of North Carolina), a national banking association, as trustee (the "Trustee");

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 15, 1995 (the "Original Indenture") providing for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

     WHEREAS,  the Company has heretofore  executed and delivered to the Trustee
(i) a First Supplemental Indenture dated as of June 27, 1995 providing for the issuance by the Company of $150,000,000 aggregate principal amount of 6 1/2% Senior Notes due June 15, 2005, (ii) a Second Supplemental Indenture dated as of May 1, 1996 providing for the issuance by the Company of $200,000,000 aggregate principal amount of 7% Senior Notes due May 1, 2006, (iii) a Third Supplemental Indenture dated as of April 25, 1997 providing for the issuance by the Company of $50,000,000 aggregate principal amount of 7.16% Debentures due April 15, 2027, (iv) a Fourth Supplemental Indenture dated as of April 25, 1997 providing for the issuance by the Company of $100,000,000 aggregate principal amount of 7.25% Senior Notes due April 15, 2007, (v) a Fifth Supplemental Indenture dated as of July 27, 1998 providing for the issuance by the Company of $225,000,000 aggregate principal amount of 6 1/2% Debentures due August 1, 2028, (vi) a Sixth Supplemental Indenture dated as of April 5, 2002 providing for the issuance by the Company of $200,000,000 aggregate principal amount of 4.75% Notes due July 30, 2005 and (vii) a Seventh Supplemental Indenture dated as of March 5, 2004 providing for the issuance by the Company of $200,000,000 aggregate principal amount of 4.60% Senior Notes due March 15, 2014; and

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 2.3 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Eighth Supplemental Indenture to the Original Indenture as permitted by Sections 2.1, 2.3 and 8.1 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of Securities under the Original Indenture in the aggregate principal amount of $500,000,000; and

     WHEREAS, all things necessary to make the Securities provided for herein, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Eighth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original


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Indenture  and in this  Eighth  Supplemental  Indenture  and for other  good and
valuable   consideration  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, it is mutually covenanted and agreed as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     1.1 Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless that term is otherwise defined herein.

     1.2 Section References. Each reference to a particular section set forth in this Eighth Supplemental Indenture shall, unless the context otherwise requires, refer to this Eighth Supplemental Indenture.

                                   ARTICLE II

                          TITLE AND TERMS OF SECURITIES

     2.1 Title of the Securities. This Eighth Supplemental Indenture hereby establishes a series of Securities designated as the "5.375% Senior Notes due September 21, 2035" of the Company (collectively referred to herein as the "Notes"). For purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

     2.2 Term of the Notes. The Notes shall mature on September 21, 2035 (the "Stated Maturity"). In the event that the Stated Maturity of any Note is not a Business Day, principal and interest payable at maturity shall be paid on the next succeeding Business Day with the same effect as if that Business Day were the Stated Maturity and no interest shall accrue or be payable for the period from and after the Stated Maturity to the next succeeding Business Day.

     2.3 Amount and Denominations; Currency of Payment. The aggregate principal amount in which the Notes may be issued under this Eighth Supplemental Indenture is limited to $500,000,000.

     The Notes shall be issued in the form of one or more Registered Global Securities in the name of Cede & Co., as registered owner and nominee for The Depository Trust Company, New York, New York ("DTC"). DTC shall initially act as Depositary for the Notes.

     The Notes shall be denominated in United States dollars in denominations of $1,000 and integral multiples of $1,000.

     2.4 Interest and Interest Rates. Each Note shall bear interest at the rate of 5.375% per annum from the date of issue or from the most recent Interest Payment Date (as defined in Section 2.5 below) to which interest on such Note has been paid or duly provided for, commencing with the Interest Payment Date next succeeding the date of issue, until the principal thereof is paid or made available for payment. Interest shall be payable to the Person in whose name a
Note is registered at the close of business on the Regular Record Date (as defined in Section 2.5 below) next preceding an Interest Payment Date.


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Notwithstanding the foregoing,  if a Note is originally issued after the Regular
Record Date and before the corresponding Interest Payment Date, the first payment of interest on the Note shall be made on the next succeeding Interest Payment Date to the Person in whose name that Note was registered on the Regular Record Date with respect to such next succeeding Interest Payment Date. Interest on each Note shall be computed on the basis of a 360-day year comprising twelve 30-day months.

     2.5 Interest Payments. The interest payment dates for each Note shall be March 21 and September 21, in each year (the "Interest Payment Dates"), beginning March 21, 2006 and the regular record dates shall be the March 1 and September 1 (the "Regular Record Dates") preceding those Interest Payment Dates, respectively. Interest shall also be payable at maturity of any Note.

     If an Interest Payment Date with respect to the Notes would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day with respect to the Notes and no interest shall accrue or be payable on such next succeeding Business Day for the period from and after such original Interest Payment Date to such next succeeding Business Day.

     Except as provided in the immediately preceding paragraph, interest payments shall be in the amount of interest accrued to, but excluding, the Interest Payment Date.

     2.6 Place of Payment, Transfer and Exchange. The Company authorizes and appoints the Trustee as the sole paying agent (the "Paying Agent") with respect to any Notes represented by Registered Global Securities, without prejudice to the Company's authority to appoint additional paying agents from time to time pursuant to Section 3.4 of the Original Indenture. Payments of principal on each Note and interest thereon payable at maturity or upon redemption shall be made in immediately available funds in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the request of the Holder, at the office or agency of the Paying Agent in New York, New York or any other duly appointed Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make the payments in immediately available funds in accordance with its normal procedures. So long as any Notes are represented by a Registered Global Security, interest (other than interest payable at maturity or upon redemption) shall be paid in immediately available funds by wire transfer to the Depositary for such Notes, on the written order of the Depositary. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Notes for payment. The Company hereby acknowledges that any drop agent maintained will accept Notes for presentment, take payment instructions from the Holder and forward the Notes presented and any related payment instructions to the Paying Agent by overnight courier, for next day delivery. Notes presented as set forth in the previous sentence shall be deemed to be presented to the Paying Agent on the Business Day next succeeding the day the Notes are delivered to the drop agent. Payment of interest (other than interest payable in accordance with


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the  preceding  provisions  of this  subsection  (i))  will,  subject to certain exceptions provided in the Indenture, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register as of the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

     The Company appoints the Trustee as the sole Security registrar with respect to the Notes, without prejudice to the Company's authority to appoint additional Security registrars from time to time pursuant to Section 2.8 of the Original Indenture. The Notes may be presented by the Holders thereof for registration of transfer or exchange at the office or agency of the Security registrar or any successor or co-registrar in New York, New York. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Notes for registration of transfer or exchange. The Company hereby acknowledges that any drop agent maintained by the Company will accept Notes for registration of transfer or exchange and forward those Notes to the Security registrar by overnight courier, for next day delivery. Notes accepted as set forth in the immediately preceding sentence shall be deemed to be presented to the Security registrar on the Business Day next succeeding the day that Notes are delivered to the drop agent.

     2.7 No Sinking Fund. The Notes shall not be subject to any sinking fund.

     2.8 Redemption at Option of the Company. The Notes are redeemable in whole or in part at any time and from time to time prior to the Stated Maturity, at the option of the Company, at a redemption price equal to the greater of the following amounts, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of the principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

     As used in this Section 2.8 only, the terms set forth below shall have the following respective meanings:

          "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for that redemption date.

          "Quotation Agent" means Goldman, Sachs & Co. or its successor.



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          "Reference Treasury Dealer" means each of (1) Goldman,  Sachs & Co. or its successor and (2) one other firm that is a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotation" means, with respect to a particular Reference Treasury Dealer and a particular redemption date, the average, as calculated by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the maturity date of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or (2) if such release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated as of 5:00 p.m. on the third Business Day preceding the redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of Notes to be redeemed. If fewer than all of the Notes are to be redeemed, the Trustee shall select, in such manner as the Trustee shall deem appropriate and fair, the particular Notes to be redeemed in whole or in part.

     Unless the Company defaults in payment of the redemption price, on or after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

     2.9. Form and Other Terms of the Notes. Attached hereto as Annex A is a form of a Note denominated in United States dollars, which form is hereby established as a form in which Notes may be issued. In addition, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Eighth Supplemental Indenture.



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                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representation in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Eighth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Original Indenture, as heretofore amended and supplemented, shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Eighth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      SYSCO CORPORATION



                                      By:
                                         ---------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------




                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                      as Trustee



                                      By:
                                         ---------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------


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                                                                         Annex A

                           [FORM OF FACE OF SECURITY]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



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REGISTERED                                                            REGISTERED


                                SYSCO CORPORATION
                     5.375% Senior Note due September 21, 2035


No. _______                                                   CUSIP: 871829 AJ 6


PRINCIPAL AMOUNT: $500,000,000           AUTHENTICATION DATE: September 22, 2005


ORIGINAL ISSUE DATE: September 22, 2005      STATED MATURITY: September 21, 2035


INTEREST RATE: 5.375% per annum                 SUBJECT TO  DEFEASANCE  PURSUANT
                                                TO SECTION 10.1 OF THE INDENTURE
                                                REFERRED TO HEREIN

ISSUE PRICE: 99.911% of principal amount


     SYSCO Corporation, a corporation organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of FIVE HUNDRED MILLION U.S. DOLLARS ($500,000,000) on September 21, 2035 (the "Stated Maturity") and to pay interest thereon at the rate of 5.375% per annum, computed on the basis of a 360-day year comprising twelve 30-day months, from September 22, 2005 (the "Original Issue Date") or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 21 and September 21 in each year and at the Stated Maturity or upon redemption, commencing with March 21, 2006 until the principal hereof is paid or made available for payment. If an Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day and no interest shall accrue or be payable on such next succeeding Business Day for the period from and after such original Interest Payment Date to such next succeeding Business Day. Except as provided in the immediately preceding sentence, interest payments shall be in the amount of interest accrued to, but excluding, the applicable Interest Payment Date.

     The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to herein, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     Payments of principal on this Note and interest payable on this Note at the Stated Maturity or upon redemption of this Note shall be made in immediately available funds in such currency of the United States of America as at the time


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

of payment shall be legal tender for the payment of public and private debts, at the request of the Holder upon presentation and surrender of this Note, at the office or agency of the Paying Agent in New York, New York or any other duly appointed Paying Agent, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make payments in immediately available funds in accordance with its normal procedures. So long as any Notes are represented by a Registered Global Security, interest (other than interest payable at maturity or upon redemption) shall be paid in immediately available funds by wire transfer to the Depositary for such Notes, on the written order of the Depositary. In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Notes for payment. Notes presented to a drop agent in accordance with the provisions of the Indenture referred to herein shall be deemed to be presented to the Paying Agent on the Business Day next succeeding the day the Notes are delivered to the drop agent.

     Payment of interest (other than interest payable in accordance with the provisions of the immediately preceding paragraph) will, subject to certain exceptions provided in the Indenture referred to herein, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register as of the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

     The Notes are redeemable in whole or in part at any time and from time to time prior to the Stated Maturity, at the option of the Company, at a redemption price equal to the greater of the following amounts, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption: (1) 100% of the principal amount of the Notes being redeemed; or
(2) the sum of the present values of the remaining scheduled payments of the principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the following paragraph) plus 15 basis points.

     As used in this paragraph and in the immediately preceding paragraph only, the terms set forth below shall have the following respective meanings:

     "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for that redemption date.

     "Quotation Agent" means Goldman, Sachs & Co. or its successor.

     "Reference Treasury Dealer" means each of (1) Goldman, Sachs & Co. or its successor and (2) one other firm that is a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") which the Company specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotation" means, with respect to a particular Reference Treasury Dealer and a particular redemption date, the average, as calculated by the Trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the maturity date of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or (2) if such release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated as of 5:00 p.m. on the third Business Day preceding the redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of Notes to be redeemed. If fewer than all of the Notes are to be redeemed, the Trustee shall select, in such manner as the Trustee shall deem appropriate and fair, the particular Notes to be redeemed in whole or in part.

     Unless the Company defaults in payment of the redemption price, on or after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

     In the event of redemption of this Note in part only, a new Note or Notes of like tenor and in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Notes are not subject to any sinking fund.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture referred to herein or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                     SYSCO CORPORATION
[Seal]

                                     By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                     Attest
                                           -------------------------------------
                                            Name:
                                            Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Date:    September 22, 2005

This is one of the Securities referred to in the within-mentioned Indenture.

                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as Trustee



                                     By
                                       -----------------------------------------
                                              Authorized Signatory

                                [REVERSE OF NOTE]

                                SYSCO CORPORATION
                     5.375% Senior Note due September 21, 2035


     This Note is one of a duly authorized issue of securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of June 15, 1995 and executed and delivered by the Company to Wachovia Bank, National Association (formerly First Union National Bank of North Carolina), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of June 27, 1995, a Second Supplemental Indenture dated as of May 1, 1996, a Third Supplemental Indenture dated as of April 25, 1997, a Fourth Supplemental Indenture dated as of April 25, 1997, a Fifth Supplemental Indenture dated as of July 27, 1998, a Sixth Supplemental Indenture dated as of April 5, 2002, a Seventh Supplemental Indenture dated as of March 5, 2004 and an Eighth Supplemental Indenture dated as of September 22, 2005, all executed and delivered by the Company to the Trustee (such Indenture, as supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture and Eighth Supplemental Indenture, is referred to herein as the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all the terms and conditions of the Indenture. This Note is a Security of the series designated on the face hereof, limited in aggregate principal amount to $500,000,000.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Events of Default are defined in the Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities; (ii) default in any payment of principal on any of the Securities when due and payable; (iii) failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company in the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby; or (iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of each such affected series of then Outstanding Securities (voting as a single class) may declare the entire principal of all Securities of all such affected series, and the interest accrued thereon, if any, to be immediately due and payable, except that, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, the principal and interest on the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the Trustee in its exercise of any trust or power conferred on the Trustee with respect to the Securities of such series by the Indenture, provided that the Trustee may decline to follow any such direction if the Trustee determines the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interest of Holders of the Securities of all series so affected not joining in the giving of said direction. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their best interests. The Indenture requires the Company to furnish an annual compliance certificate to the Trustee.

     The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes (as more particularly set forth in the Indenture): (1) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Securities of one or more series; (2) to evidence the succession of another entity to the Company; (3) to add to the covenants of the Company or add Events of Default for the benefit of Holders; (4) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders in any material respect; (5) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.3 of the Indenture; and (6) to evidence the appointment of a successor Trustee.

     The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding of each series to be affected (voting as a single class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which a default or Event of Default shall have occurred and be continuing (voting as a single class), on behalf of the Holders of all such Securities, to waive certain past defaults and Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     Without the consent of each Holder of each Note so effected, the Company may not extend the final maturity of any Note, or reduce the rate (or alter the method of computation) or interest thereon or extend the time for payment thereof, or reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof, or make the principal thereof or interest thereon (including any amount in respect of original issue discount) payable in any coin or currency other than that provided in the Notes or in accordance with the terms thereof, or reduce the amount that would be due and payable upon an acceleration of the maturity of any Note, or impair or affect the right of any Holder to institute suit for the payment thereof.

     A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, or of Coupons appertaining to such Securities, with respect to such covenant provision, shall be deemed not to affect the rights under the Indenture of Holders of Securities of any other series or of the Coupons appertaining to such Securities.

     As set forth in, and subject to the provisions of, the Indenture, no Holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, unless
(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and (4) the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or any interest on this Note on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, as described on the face hereof, at the times, place and rate, and in the coin or currency, herein prescribed.

     The Notes are issuable only in fully registered form and are represented either by one or more global certificates registered in the name of a depositary or in the name of its nominee or by a certificate or certificates registered in the name of the beneficial owner(s) of such Notes or its or their nominee(s). The Notes are issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of any authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations set forth in the Indenture or this Note, the transfer of this Note is registrable in the Security register, upon surrender of this Note for registration of transfer or exchange at the office or agency of the Security registrar or any successor or co-registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. The Company shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of the Notes, or (b) the Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.

     In addition, the Company may maintain a drop agent, in such location or locations as the Company may select, to provide the Holders with an office at which they may present the Notes for registration of transfer or exchange. Notes accepted as set forth in the immediately preceding sentence shall be deemed to be presented to the Security registrar on the Business Day next succeeding the day that Notes are delivered to the drop agent.

     No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or of certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture. The Indenture with respect to the Notes shall be discharged and canceled upon the payment of all of the Notes and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     All capitalized terms used but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, no recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Note, or because of any indebtedness evidenced hereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                               FORM OF ASSIGNMENT

ABBREVIATIONS

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

     Additional abbreviations may also be used though not in the above list.


                            ------------------------


               FOR VALUE RECEIVED, the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto




                        Please insert Social Security or
                      other identifying number of assignee

PLEASE  PRINT OR  TYPEWRITE  NAME AND  ADDRESS,  INCLUDING  POSTAL ZIP CODE,  OF
ASSIGNEE

--------------------------------

--------------------------------

--------------------------------

--------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________, attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

                           Dated: ______________________________________________
                           Notice: The signature(s) to this assignment must correspond with the name(s) as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.

           SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT
                                  OF THIS NOTE

     The original principal amount of this Note is FIVE HUNDRED MILLION U.S. Dollars ($500,000,000). The following increases or decreases in the principal amount of this Note have been made:

                          Amount of              Amount of           Principal amount         Signature of
                         decrease in            increase in               of this              authorized
  Date of             principal amount        principal amount        Note following          signatory of
increase or                of this                of this              such decrease           Trustee or
  decrease                  Note                    Note               (or increase)           Depository